EXHIBIT 1.1
[LOGO]	Consumer and
Commercial
Relations

Ontario Corporation Number
396323

CERTIFICATE OF
INCORPORATION

This is to certify that

BONANZA RED LAKE EXPLORATIONS INC.

was Incorporated under the Business Corporations
Act on September 22, 1978.

ARTICLES OF INCORPORATION

1.         THE NAME OF THE CORPORATION IS     BONANZA RED LAKE EXPLORATIONS INC.

2.	THE HEAD OFFICE IS AT THE	Municipality
(status of municipality)

OF	Metropolitan Toronto	IN THE	Province
	(name of municipality)		(county or district)

OF	Ontario
(name of county or district)

3.         THE ADDRESS OF THE HEAD OFFICE IS

Suite 1222, 390 Bay Street,
(street & number or r.r. number & if multi-office bldg. give room no.)

Toronto, Ontario M5H 2Y2
(name of municipality or post office)

4.         THE NUMBER OF DIRECTORS IS                Five

5.         THE FIRST DIRECTOR(S) ARE

name in full, including all given names	residence address, giving street& no. or r.r. no. & municipality or post office

Hazel June Roach	Apartment 605, 1900 Sheppard Avenue East, Willowdale, Ontario

Rebecca Wilson	447 Church Street, Toronto, Ontario

Linda Jean Johnson	Hillcrest Apartments, R.R. #1, Oshawa, Ontario

Kathleen Elaine Bancroft	Apartment 504, 7 Helene Street North, Port Credit, Ontario

Marlene Ann Sears	Apartment 212, 20 Aurora Court, Agincourt, Ontario

6.         THE OBJECTS FOR WHICH THE CORPORATION IS INCORPORATED ARE

I.          (a)           To carry on in all its branches the business of mining, milling, reduction and development;

  (b)           To acquire, own, lease, prospect for, open, explore, develop, work, improve, maintain and manage mines and mineral lands and deposits and to dig for, raise, crush, wash, smelt, assay, analyze, reduce, amalgamate, refine, pipe, convey and otherwise treat ores, metals and minerals of all kinds and to render the same merchantable and to sell or otherwise dispose of the same or any part thereof or interest therein;

  (c)           To take, acquire and hold as consideration for ores, metals or minerals sold or otherwise disposed of, or for goods supplied or for work done by contract or otherwise, shares, debentures or other securities of or in any other company having objects similar in whole or in part to those of the Corporation and to sell or otherwise dispose of the same;

  (d)           To acquire by staking, leasing, purchase or otherwise claims, leases and properties of whatsoever nature and kind, and when no longer required to dispose of the same;

II.         (a)           To purchase, lease, take in exchange or otherwise acquire lands or interests therein, together with any buildings or structures that may be on the said lands or any of them, and to sell, lease, exchange, mortgage or otherwise dispose of the whole or any portion of the lanes and all or any of the buildings or structures that are now or hereafter may be erected thereon, and to take such security therefor as may be deemed necessary or desirable;

  (b)           To erect buildings and to deal in building material;

  (c)           To take or hold mortgages for any unpaid balance of the purchase money on any of the lands, buildings or structures so sold, and to sell, mortgage or otherwise dispose of the said mortgages;

  (d)           To improve, alter and manage the said lands and buildings;

  (e)           To guarantee with or without security and otherwise assist in the performance of contracts or mortgages of persons, firms or corporations with whom or which the Corporation may have dealings, and to assume and take over such contracts or mortgages on default; and

 (f)           To prepare building sites and to construct, reconstruct, alter, improve, decorate, furnish and maintain offices, flats, houses, factories, warehouses and lands, and to consolidate, connect or subdivide properties;

III.       (a)           To purchase, lease, construct or otherwise acquire, hold, enjoy, manage, improve and assist in improving lands, water lots, wharves, docks, dock-yards, slips, warehouses, sheds, elevators, offices, hotels, dwellings, restaurants, parks, buildings of every description and amusement resorts and appliances and to sell, mortgage or otherwise dispose of the same;

  (b)           To acquire land for building purposes and to layout building lots, and to clear and improve the same in any manner, and to construct roads and ways of every description, and to purchase, lease, construct or otherwise acquire, hold and enjoy, and to manage, on properties owned or controlled by the Corporation, facilities for water supply or for the furnishings of electricity, power, light, heat, drainage or sewerage;

  (c)           To build, purchase, hire or otherwise acquire, charter, own, control and operate steam and other vessels for the carriage of passengers and freight on lakes, rivers or other navigable waters;

  (d)           To carry on the business of warehousemen and wharfingers, forwarders and agents and to charge tolls, dues and other rental or royalty for the use of any of the above-mentioned properties or facilities;

  (e)           To enter into agreements with owners of any of the fore- going properties or facilities.

IV.       (a)           To buy, purchase, lease, erect, construct, build or otherwise acquire, own, operate~ manage and let out on lease or otherwise apartments, hotels, flats, rooming-houses, boarding houses, industrial buildings and housing accommodation of any nature whatsoever; and

  (b)           To carryon business as restauranteurs, launderers, hotel keepers, rooming-house operators, garagemen and warehousemen, and to provide reading rooms, recreation facilities and any other convenience, services and accommodation considered necessary, desirable or expedient for the purposes thereof.

V.        To acquire, own and carry on the business of a wholesale and retail dealer in and purchaser, manufacturer and vendor of all kinds and classes of goods, wares and merchandise;

VI.       (a)           To carry on the business of storing, prospecting for, mining, purchasing, refining, manufacturing, piping on lands owned or controlled by the Corporation, transporting, buying and selling or otherwise dealing in oils, grease, petroleum and other oil products of every kind and description and natural gas;

  (b)           To erect, maintain and operate gasoline and oil stations;

  (c)           To purchase or otherwise acquire and to sell and dispose of and deal with oil, gas and other mineral claims, lands and rights, mines and mining rights and property supposed to contain oil, gas and other minerals of all kinds and undertakings connected therewith and to work, exercise, developed and turn to account all such claims, properties, mines and mining rights and any undertakings connected therewith;

  (d) To construct, manufacture, acquire and maintain works for holding, receiving, treating, refining and preparing for market and transporting any such products, goods and merchandise and all other buildings and works, fitting, machinery, apparatus and appliances convenient or necessary for the objects of the Corporation;

VII.      To enter into agreements with owners of any of the foregoing properties or facilities

VIII.     To carry on the business of financial agents;

IX.       (a) l.        To acquire and hold or sell shares, stocks, debentures, debenture stocks, bonds, notes, obligations and securities issued or guaranteed by any corporation wheresoever constituted or carrying on business, and debentures, debenture stock, bonds, obligations and securities issued or guaranteed by any government, foreign ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, whether at home or abroad; and

     2.        To purchase or otherwise acquire, sell, exchange, operate, deal in and turn to account property and rights of all kinds and, in particular, lands, buildings, mines, mining rights, concessions, covenants, licenses, monopolies, stations, farms, public works, tools, business concerns and undertakings, mortgages, charges, annuities, options, produce, book debts and claims and any interest in real or personal property and any claims against such property or against any business or corporation, and to carry on any business concern or undertaking so acquired;

(b)           To acquire any such shares, stocks, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, tender, purchase, exchange or otherwise, to subscribe for the same, either conditionally or otherwise, to guarantee the subscription thereof, and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof;

(c)           To facilitate and encourage the creation, issue or con- version of shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities, and to take part in the conversion of business concerns and undertakings into corporations; and

(d)           To aid in any manner any corporation any of whose shares, bonds, debentures or other obligations are held or are in any manner guaranteed by the Corporation, and to do any act or thing for the preservation and protection, improvement or enhancement of the value of any such shares, bonds, debentures, or other obligations;

X.        To buy, sell, lease, equip. repair, service and otherwise deal in and with motor vehicles, automotive equipment, tractors and agricultural equipment and parts, accessories, supplies, fuels and lubricants therefor; and

XI.       In connection with the business aforesaid and to buy, sell and deal in goods, wares and merchandise of every kind and description.

7.         THE AUTHORIZED CAPITAL IS 3,000,000 common shares without par value and 500,000 special shares with a par value of 1/10¢ per share provided that the said 3,000,000 common shares without par value shall not be issued for a consideration exceeding in amount or value the sum of Three Million Dollars ($3,000,000) or such greater amount as the board of directors of the Corporation by effective resolution determines.

8.	THE DESIGNATIONS, PREFERENCES. RIGHTS, CONDITIONS, RESTRICTIONS, LIMITATIONS OR PROHIBITIONS ATTACHING TO THE SPECIAL SHARES, IF ANY, ARE

(a)           The special shares with a par value of one-tenth of one cent (1/10¢) each shall be designated as redeemable, voting, non-participating shares with a par value of one-tenth of one cent (1/10¢) each (hereinafter called the "Preference Shares")

(b)           No dividends at any time shall be declared, set aside or paid on the Preference Shares.

(c)           In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Preference Shares shall be entitled to receive from the assets and property of the Corporation a sum equivalent to the aggregate par value of the Preference Shares held by them respectively before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any common shares or shares of any other class ranking junior to the Preference Shares. After payment to the holders of the Preference Shares of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(d)           The Preference Shares shall be issued only for cash and may, if authorized by the directors of the Corporation, be accompanied by Warrants to purchase common shares in the capital of the Corporation on the basis of one Warrant for each Preference Share.

(e)           In the event that Warrants to purchase common shares in the capital of the Corporation which accompanied Preference Shares are exercised, the Preference Shares which such Warrants accompanied shall be redeemed in accordance with the provisions of clause (h) hereof.

(f)           The Preference Shares shall be redeemable in accordance with the provisions set forth in clause (g) hereof, upon notice by the Corporation, as provided in clause (h) hereof, on payment for each share to be redeemed of the par value thereof.

(g)           Subject to the provisions of clause (e) hereof, the Corporation may not redeem the Preference Shares or any of them prior to the expiration of five years from the respective dates of issuance thereof without the prior consent of the holders of the Preference Shares to be redeemed. The Corporation shall redeem all the then outstanding Preference Shares five years from the respective dates of issue of the Preference Shares.

(h)           In the case of redemption of Preference Shares, the Corporation shall, at least thirty (30) days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Preference Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Corporation or, in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preference Shares to be redeemed the redemption price thereof on presentation and surrender at the head office of the Corporation, or any other place designated in such notice, of the certificates representing the Preference Shares called for redemption. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Preference Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing these, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preference Shares in respect whereof such deposit shall have been mace shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

(i)           The Corporation may at any time or times purchase for cancellation all or any part of the Preference Shares outstanding from time to time from the holders thereof, at a price not exceeding the par value thereof, with the consent of the holders thereof.

(j)           The holders of the Preference Shares shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and shall have one (l) vote for each Preference Share held at all meetings of the shareholders of the Corporation.

(k)           The number of Preference Shares issuable by the corporation at any time shall be limited such that at no time shall more than five hundred thousand (500,000) Preference Shares be issued and outstanding.

9. THE RESTRICTIONS, IF ANY, ON THE ALLOTMENT, ISSUE OR TRANSFER OF SHARES ARE

None, save that the preference shares are not transferable except with the consent of the Ontario Securities Commission.

9A.      THE SPECIAL PROVISIONS, IF ANY. ARE

(a)           Subject to the provisions of The Business Corporations Act, the Corporation may purchase any of its issued common shares.

(b)           The Corporation may pay a commission to any person in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares of the Corporation or procuring or agreeing to procure subscriptions, whether absolute or conditional, but no such commission shall exceed twenty-five per cent (25%) of the amount of the subscription.

10.      THE SHARES, IF ANY, TO BE TAKEN BY THE INCORPORATORS ARE\

incorporators full names, including all given names	number of shares	class designation	amount to be paid $

Hazel June Roach	One (l)	Common	$0.50

Rebecca Wilson	One (l)	Common	$0.50

Linda Jean Johnson	One (l)	Common	$0.50

Kathleen Elaine Bancroft	One (l)	Common	$0.50

Marlene Ann Sears	One (l)	Common	$0.50

11.       THE NAMES AND RESIDENCE ADDRESSES OF THE INCORPORATORS ARE

name in full, including all given names	residence address, giving street& no. or r.r. no. & municipality or post office

Hazel June Roach	Apartment 605, 1900 Sheppard Avenue East, Willowdale, Ontario

Rebecca Wilson	447 Church Street, Toronto, Ontario

Linda Jean Johnson	Hillcrest Apartments, R.R. #1, Oshawa, Ontario

Kathleen Elaine Bancroft	Apartment 504, 7 Helene Street North, Port Credit, Ontario

Marlene Ann Sears	Apartment 212, 20 Aurora Court, Agincourt, Ontario

THESE ARTICLES ARE EXECUTED IN DUPLICATE FOR DELIVERY TO THE MINISTER

Signatures of incorporators
/s/ Hazel June Roach
/s/ Linda Johnson
/s/ Marlene Sears
/s/ Rebecca Wilson
/s/ Kathy Bancroft

AFFIDAVIT OF VERIFICATION

PROVINCE OF ONTARIO			in the matter of the business
corporations act and the
JUDICIAL			articles of incorporation of
DISTRICT	OF	YORK

		TO WIT:	BONANZA RED LAKE
EXPLORATIONS INC.
(name of corporation)

I,	KATHLEEN ELAINE BANCROFT	OF THE	City
	(full name of deponent)		(status of municipality)

OF	Mississauga	IN THE	Regional Municipality
	(name of municipality)		(county or district)

OF	Peel	IN THE	Province
	(name of county or district)		(province or state)

OF	Ontario	, MAKE OATH AND SAY THAT:
(name of province or state)

1.	I AM	one of the incorporators

	OF	BONANZA RED LAKE EXPLORATIONS INC.

AND HAVE PERSONAL KNOWLEDGE OF THE MATTERS HEREIN DEPOSED TO.

2.	EACH OF THE INCORPORATORS WHO IS A NATURAL PERSON SIGNING THE ACCOMPANYING ARTICLES OF INCORPORATION IN DUPLICATE AND EACH OF THE FIRST DIRECTORS NAMED THEREIN IS OF EIGHTEEN OR MORE YEARS OF AGE.

3.	THE SIGNATURES OF THE INCORPORATORS AFFIXED TO THE ARTICLES ARE THEIR TRUE SIGNATURES.

SWORN BEFORE ME AT THE		City

OF	Toronto	IN THE
	Municipality				/s/ Kathy Bancroft
OF	Metropolitan	THIS	21ST	DAY	(signature of deponent)
	Toronto				KATHLEEN ELAINE BANCROFT
OF	September	1978